Item 77D SunAmerica Commodity Strategy Fund

The Board of Trustees of the Registrant approved a change in the SunAmerica Alternative Strategies Funds name to the SunAmerica Commodity Strategy Fund, along with certain changes to the Funds principal investment strategies and techniques, which became effective on September 21, 2015. Post-Effective Amendment No. 52 to the Registrants Registration Statement on Form N-1A (File No. 333-111662) filed on September 21, 2015, describing these changes, was filed pursuant to Rule 485(b) under the Securities Act of 1933, as amended, and is incorporated by reference (SEC Accession No. 0001104659-15-066305).